Exhibit 99.3

Horizon Lines to Conduct Conference Call for Third Quarter

Earnings Release

Wednesday October 12, 5:31 pm ET

CHARLOTTE, N.C., Oct. 12 /PRNewswire-FirstCall/ — Horizon Lines, Inc. (NYSE: HRZ – News) announced today that it will release results for its 2005 third quarter before the opening of the market on Wednesday, November 2, 2005. In conjunction with this release, Horizon Lines will host a conference call, which will be simultaneously broadcast live over the Internet, beginning at 11:00 a.m., Eastern Time, on such date.

During the conference call, Charles G. Raymond, Chairman, President and Chief Executive Officer, M. Mark Urbania, Senior Vice President and Chief Financial Officer and John V. Keenan, Senior Vice President and Chief Operating Officer, will review financial results for the 2005 third quarter and discuss business developments during the quarter.

Those interested in participating in the call may do so by dialing 1-800-240-5318 and asking for the Horizon Lines Earnings Call. Presentation materials and a live audio webcast will be accessible at Horizon Lines’ website at www.horizonlines.com.

In order to access the live audio webcast of the conference call, please budget at least 15 minutes before the start of the conference call to visit Horizon Lines’ website and download and install any necessary audio software for the webcast. A replay of the conference call will be accessible by dialing 1-800-405-2236 (access code: 11041505), beginning approximately two hours after the call ends, through November 9, 2005. In addition, an archive of the webcast will be accessible at Horizon Lines’ website, beginning approximately two hours after the call ends, through November 16, 2005.

Horizon Lines is the nation’s leading Jones Act container shipping and integrated logistics company. It accounts for approximately 37% of total U.S. marine container shipments from the continental U.S. to the three non-contiguous Jones Act markets, Alaska, Hawaii and Puerto Rico, and to Guam.

Source: Horizon Lines, Inc.